Aspect Medical Systems, Inc.

Exhibit 99.1

FOR FURTHER INFORMATION
AT THE COMPANY:
Mike Falvey	Emily Anderson
VP, CFO	Media Inquiries
(617) 559-7363	(617) 559-7032
FOR IMMEDIATE RELEASE
Wednesday, July 25, 2007
ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
FOR SECOND QUARTER ENDED JUNE 30, 2007
Highlights of Q2 2007 Compared with Q2 2006
•	Product revenue increased 9% to $23.1 million

•	Sensor revenue increased 17% to $18.6 million

•	Installed base of BIS monitors and modules exceeded 43,300 units, which represents an increase of 20% from the end of Q2 2006

•	GAAP income before taxes was $3.4 million, or $0.15 per diluted share in Q2 2007, compared with $2.2 million, or $0.09 per diluted share in Q2 2006

•	Non-GAAP income before taxes (which is exclusive of stock-based compensation) was $5.5 million in Q2 2007, or $0.24 per diluted share, compared with $3.8 million, or $0.16 per diluted share in Q2 2006
Norwood, Mass., July 25, 2007— Aspect Medical Systems, Inc. (NASDAQ: ASPM), reported today that revenue was $26.6 million for Q2 2007, an increase of 18% over revenue of $22.6 million in Q2 2006. Product revenue was $23.1 million, a 9% increase from $21.2 million in Q2 2006. Our financial results for Q2 2007 were significantly influenced by the conclusion of the Boston Scientific alliances, the purchases of Aspect shares from Boston Scientific, and the issuance of $125 million of convertible debt.
With the adoption of Statement of Financial Accounting Standards No.123R (SFAS No.123R) as of January 1, 2006, Aspect began reporting non-GAAP financial results that exclude the impact of stock-based compensation. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. The reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP measures is contained in an attached table.

Aspect Medical Systems, Inc.

Key GAAP operating results for Q2 2007 include:
•	Gross profit margin was 78.4% compared with 76.1% in Q2 2006;

•	Operating expenses were $18.4 million, an increase of 16% compared with $15.8 million in Q2 2006;

•	Income before taxes per diluted share was $0.15 in Q2 2007 compared with $0.09 in Q2 2006;

•	The provision for income taxes was $1.9 million for Q2 2007 compared with $33,000 for Q2 2006; and

•	Net income was $1.5 million, or $0.07 per diluted share, compared with $2.1 million, or $0.09 per diluted share, in Q2 2006.
Key non-GAAP operating results for Q2 2007 include:
•	Gross profit margin was 78.9% compared with 76.6% in Q2 2006;

•	Operating expenses were $16.4 million, an increase of 15% compared with $14.3 million in Q2 2006;

•	Income before taxes per diluted share was $0.24 in Q2 2007 compared with $0.16 in Q2 2006;

•	The provision for income taxes was $2.0 million for Q2 2007 compared with $33,000 for Q2 2006; and

•	Net income was $3.5 million, or $0.15 per diluted share, compared with $3.8 million, or $0.16, in Q2 2006.
“Beyond the financial results of the quarter, the important story of Q2 was the opportunity to recapture full commercial rights to our neuroscience program, conclude the alliance with Boston Scientific, and complete a very successful convertible debt financing. The financing permitted us to repurchase a total of 5.5 million shares while retaining our financial flexibility,” said Nassib Chamoun, Aspect’s president and CEO.
“In our core business, Aspect remains in a transitional period. We are shifting our focus from acquiring new customers to increasing sensor utilization within our existing customer base. We are also investing strategically in clinical education, product enhancements, and long-term outcomes research, because we believe these have the potential to become significant catalysts. Although it is difficult to predict when growth will reaccelerate, we are confident that these are the right steps to strengthen the business and create long-term shareholder value.”
Revenue Analysis – (see attached unaudited consolidated revenue data)
Domestic revenue was $20.7 million for the second quarter and $39.1 million for the six months ended June 30, 2007, an increase of 16% and 13%, respectively, over comparable periods in 2006. Domestic sensor revenue increased 13% for the second quarter of 2007 as compared with the second quarter of 2006. The increase resulted from a 12% increase in sensor unit volume combined with a 1% increase in sensor average unit price. Domestic equipment revenue declined by 28% due to a decline of 40% in monitor and module units sold, partially offset by an increase of 15% in the average unit prices of monitors. Domestic strategic alliance revenue increased to $3.6 million in Q2 2007 compared with $1.5 million in Q2 2006. This was due to the recognition in Q2 2007 of approximately $3.6 million of previously deferred strategic alliance revenue in connection with the Company’s termination and repurchase agreement entered into with Boston Scientific in Q2 2007. This agreement terminated all of the rights and obligations of the Company and Boston Scientific under the 2002 OEM Product Development agreement and the 2005 neurosciences strategic alliance.

Aspect Medical Systems, Inc.

International revenue was $5.9 million for the second quarter and $11.7 million for the six months ended June 30, 2007, an increase of 24% and 18%, respectively, over comparable periods in 2006. International sensor revenue increased by 34% compared with Q2 2006 due mostly to an increase in sensor units sold. International equipment revenue increased by 8% in Q2 2007 due to an increase of 23% in the average unit selling prices for monitors and an increase in other equipment revenues of 98% but was partially offset by an 8% decline in combined monitor and module unit sales.
Gross Profit Margin and Operating Expenses
GAAP and non-GAAP gross profit margin increased to 78.4% and 78.9%, respectively, in Q2 2007 compared with Q2 2006 principally as the result of the recognition of $3.6 million of previously deferred revenue in connection with the termination of the OEM Product Development agreement with Boston Scientific. GAAP and non-GAAP product margin increased to 75.0% and 75.6%, respectively, in Q2 2007 compared with Q2 2006 as the result of favorable changes in the mix of sensors to hardware and increases in the selling prices of sensors and monitors.
Total GAAP and non-GAAP operating expenses increased by 16% and 15%, respectively, in Q2 2007 compared with Q2 2006. The increases included costs associated with the Boston Scientific alliance, the launch of our View monitor and changes to research and development and grant programs.
Interest Income and Expense
Interest income was $1.0 million in Q2 2007, an increase of 31% compared with Q2 2006, due to increased cash, cash equivalents and marketable securities as the result of the $125 million in proceeds received from the convertible debt issued during June 2007. Interest expense was $115,000 in Q2 2007 due to the convertible debt issued in June 2007. There was no interest expense in Q2 2006.
Income Taxes
In Q2 2007, the Company recognized income tax expense of approximately $1.9 million on a GAAP basis and $2.0 million on a non-GAAP basis. This translates to an effective tax rate of 56% for GAAP and 36% for non-GAAP. The GAAP effective tax rate is higher because of the tax treatment of incentive stock options (or ISO’s). The expense associated with these options is recorded as they vest, but a tax benefit is only recognized when they are exercised and sold under specific circumstances.
Liquidity and Capital Resources
At June 30, 2007, the Company had cash, cash equivalents, restricted cash and marketable securities of $140.2 million compared with $63.5 million at December 31, 2006. The 2007 increase is due to the proceeds received from the Company’s $125 million convertible debt offering in Q2 2007 offset by approximately $47.4 million used for the repurchase of 3,000,000 shares of the Company’s common stock during June 2007. The Company had debt in the form of long term convertible notes of $125 million at June 30, 2007, and no debt at December 31, 2006.
As previously announced, in July 2007, the Company repurchased an additional 2,500,000 shares of its common stock from Boston Scientific for approximately $37.7 million.

Aspect Medical Systems, Inc.

Outlook for the Third Quarter of 2007
For Q3 2007, the Company is forecasting that total revenue and product revenue will be within a range of $21.6 million to $22.6 million, and net loss per fully-diluted share will be within a range of $0.01 to $0.02 on a GAAP basis, and on a non-GAAP basis, exclusive of stock-based compensation, net income per fully-diluted share will be within a range of $0.05 to $0.07. On a pre-tax basis, GAAP net loss per fully-diluted share will be within a range of $0.01 to $0.03, and on a non-GAAP basis, exclusive of stock-based compensation, net income per fully-diluted share will be within a range of $0.09 to $0.11. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. See attached table for the reconciliation of GAAP to non-GAAP items for Q2 2007.
Use of Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of Statement of Financial Accounting Standards No. 123(R), or “SFAS No. 123R”.
Stock-based compensation related to stock options, restricted stock and stock awards is excluded from our Non-GAAP costs of revenue, Non-GAAP gross profit, Non-GAAP gross profit margin percent, Non-GAAP product margin percent, Non-GAAP total operating expenses (research and development, sales and marketing and general and administrative), Non-GAAP income from operations, Non-GAAP income before income taxes, Non-GAAP income before income taxes per diluted share, Non-GAAP income tax expense, Non-GAAP effective income tax rate, Non-GAAP net income, Non-GAAP diluted earnings per share:
Stock-based compensation expenses consist of expenses for stock options, restricted stock and stock awards under SFAS No.123R. The Company excludes these stock-based compensation expenses and the related tax effects from non-GAAP measures primarily because they are non-cash expenses, the complexity and considerable judgment involved in calculating their values, and that they have in the past and are expected in the future to be driven by a different set of factors than other expenses in this category.
• The manner in which management uses the Non-GAAP financial measure to conduct or evaluate its business:
The non-GAAP financial measures used by management and disclosed by the Company exclude the income statement effects of all forms of share-based compensation. Reconciliations of the GAAP to non-GAAP income statement financial measures for the three and six months ended June 30, 2007 and July 1, 2006 and expected net income before taxes per diluted share and net income per diluted share for the third quarter of 2007 are set forth in the financial tables attached to this earnings release and the reconciliations to those GAAP financial measures should be carefully considered.
The Company applied the modified prospective method of adoption of SFAS No. 123R, under which the effects of SFAS No. 123R are reflected in the Company’s GAAP financial statement presentations for the three and six months ended June 30, 2007 and July 1, 2006. Gross profit, gross profit margin, product margin, costs of revenue, total operating expenses (research and development, sales and marketing, general and administrative), operating income, net income before taxes per share, net income and net income per share (referred to as earnings per share, or EPS) are the primary financial measures management uses for planning and forecasting future periods that are affected by shared-based compensation. Because management reviews these financial measures calculated without

Aspect Medical Systems, Inc.

taking into account the effects of SFAS No.123R, these financial measures are treated as “non-GAAP financial measures” under Securities and Exchange Commission rules. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated financial results. Management and the Board of Directors will continue to compare the Company’s historical consolidated results of operations (revenue, costs of revenue, gross profit, gross profit margin percent, product margin percent, research and development expenses, sales and marketing expenses, general and administrative expenses, total operating expenses, operating margin, income before income taxes, income before income taxes per share, operating income as well as net income and EPS), excluding stock-based compensation, to financial information prepared on the same basis during the Company’s budget and planning process, to assess the business, make resource allocation decisions and to compare consolidated results to the objectives identified for the Company. The Company’s budget and planning process culminates with the preparation of a consolidated annual budget that includes these non-GAAP financial measures. This budget, once finalized and approved, serves as the basis for allocation of resources and management of operations. While share-based compensation is a significant expense affecting the Company’s results of operations, management excludes share-based compensation from the Company’s consolidated budget and planning process to facilitate period to period comparisons and to assess changes in gross margin, net income and earnings per share targets in relation to changes in forecasted revenue.
Profit-dependent cash incentive pay to employees, including senior management, also is calculated using formulae that incorporate the Company’s annual results excluding share-based compensation expense.
• The economic substance behind management’s decision to use such Non-GAAP financial measures:
The Company discloses non-GAAP information to the public to enable investors to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. In particular, the Company believes that it is useful to investors to understand how the expenses and other adjustments associated with the application of SFAS No. 123R are being reflected on the Company’s income statements.
• Why management believes the Non-GAAP financial measure provides useful information to investors:
Management believes that each of the non-GAAP measures reveals important information about the economic model of the Company and we discuss each of these items with investors on a regular basis on both a GAAP and non-GAAP basis. The Company discloses this information to the public to enable investors to more easily assess the Company’s past performance and estimate future performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expense. In particular, the Company believes that it is useful to investors to understand how the expenses and other adjustments associated with the application of SFAS No. 123R are being reflected on the Company’s income statements.
• The material limitations associated with use of Non-GAAP financial measure as compared to the use of the most directly comparable GAAP financial measures:
The non-GAAP financial measures disclosed by the Company are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The non-GAAP financial measures

Aspect Medical Systems, Inc.

disclosed by the Company may be different from, and therefore may not be comparable to, similar measures used by other companies.
Although these non-GAAP financial measures adjust expense, and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations.
• The manner in which management compensates for these limitations when using Non-GAAP financial measures:
Management takes into consideration this aspect of the non-GAAP financial measures by evaluating the dilutive effect of the Company’s share-based compensation arrangements on the Company’s basic and diluted earnings per share calculations and by reviewing other quantitative and qualitative information regarding the Company’s share-based compensation arrangements. Management also uses these non-GAAP measures in conjunction with GAAP measures to assess the impact of share based compensation.
Conference Call Scheduled for 10:00 a.m. ET Today
Aspect will hold a conference call to discuss the results of the second fiscal quarter of 2007 and management’s outlook for the third fiscal quarter of 2007 at 10:00 a.m. Eastern Time today, Wednesday, July 25, 2007. The call can be accessed live by dialing 1-866-293-8970 (domestic), 1-913-312-1230 (international), or via the webcast at http://www.aspectmedical.com on the Investor page, or http://www.earnings.com. It also will be available for replay until August 2, 2007, by dialing 1-888-203-1112 (domestic), or 1-719-457-0820 international), access code 2325864. The webcast replay will also be available on Aspect’s website at http://www.aspectmedical.com on the investor page.

Aspect Medical Systems, Inc.

About the Company
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess approximately 21 million patients and has been the subject of more than 2,800 published articles and abstracts. BIS technology is installed in approximately 80 percent of hospitals listed in the July 2007 U.S News and World Report ranking of America’s Best Hospitals and in approximately 58 percent of all domestic operating rooms. In the last twelve months BIS technology was used in approximately 17 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. BIS technology is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.
Safe Harbor Statement
Certain statements in this release are forward-looking and may involve risks and uncertainties, including without limitation statements with respect to the expected benefits of the Company’s investments in clinical education, product enhancements and outcomes research; the expected benefits of the Company’s stock repurchase and strategic alliance termination transactions with Boston Scientific; and its guidance with respect to total revenue, product revenue and net income and income before taxes for the third quarter of 2007 on both a GAAP and non-GAAP basis. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to control expenses or grow its sales force. The Company may also not be able to achieve widespread market acceptance of its BIS monitoring technology, or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA. The Company also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products including the BIS VISTA monitor and products based upon its neuroscience technology. In addition, the Company’s ability to remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not remain profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. The Company has incurred substantial indebtedness in connection with the issuance of convertible notes in June 2007 and a substantial portion of its cash flows from operations may be dedicated to interest and principal payments on such notes. There are other factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, each as filed with the Securities and Exchange Commission.
In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.
For further information regarding Aspect Medical Systems, Inc., visit the Aspect Medical Systems, Inc. website at www.aspectmedical.com...
FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenue	$23,079	$21,181	$45,514	$41,623
Strategic alliance revenue	3,562	1,450	5,246	2,896

Total revenue	26,641	22,631	50,760	44,519

Costs of revenue	5,767	5,411	11,846	10,757

Gross profit	20,874	17,220	38,914	33,762

% of revenue	78.4%	76.1%	76.7%	75.8%

Operating expenses:
Research and development	4,194	3,568	8,414	7,215
Sales and marketing	10,199	9,072	20,244	17,805
General and administrative	4,016	3,203	7,680	6,141

Total operating expenses	18,409	15,843	36,338	31,161

Income from operations	2,465	1,377	2,576	2,601

Other income (expense):
Interest income	1,020	781	2,001	1,517
Interest expense	(115)	—	(115)	—

Income before income taxes	3,370	2,158	4,462	4,118

Income tax provision	1,882	33	2,458	56

Net income	$1,488	$2,125	$2,004	$4,062

Net income per share:
Basic	$0.07	$0.09	$0.09	$0.18
Diluted	$0.07	$0.09	$0.09	$0.17

Shares used in computing net income per share:
Basic	21,836	22,442	22,122	22,389
Diluted	23,275	23,513	23,076	23,784

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONSOLIDATED REVENUE DATA
(In Thousands, Except Unit Amounts and Percentages)

	Three Months Ended			Six Months Ended
	June 30,	July 1,		June 30,	July 1,
	2007	2006	% Change	2007	2006	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
REVENUE
WORLDWIDE
Sensors	$18,563	$15,868	17%	$36,117	$31,453	15%

Monitors	2,984	3,670	(19%)	5,879	6,318	(7%)
Modules	856	1,173	(27%)	1,973	2,771	(29%)
Other Equipment	676	470	44%	1,545	1,081	43%

Equipment	4,516	5,313	(15%)	9,397	10,170	(8%)

Total product revenue	23,079	21,181	9%	45,514	41,623	9%
Strategic alliance	3,562	1,450	146%	5,246	2,896	81%

Total Worldwide	$26,641	$22,631	18%	$50,760	$44,519	14%

DOMESTIC
Sensors	$14,646	$12,944	13%	$28,650	$25,783	11%

Monitors	1,904	2,753	(31%)	3,724	4,256	(13%)
Modules	243	391	(38%)	683	938	(27%)
Other Equipment	353	307	15%	779	789	(1%)

Equipment	2,500	3,451	(28%)	5,186	5,983	(13%)

Total Product revenue	17,146	16,395	5%	33,836	31,766	7%
Strategic alliance	3,562	1,450	146%	5,246	2,896	81%

Total Domestic	$20,708	$17,845	16%	$39,082	$34,662	13%

INTERNATIONAL
Sensors	$3,917	$2,924	34%	$7,467	$5,670	32%

Monitors	1,080	917	18%	2,155	2,062	5%
Modules	613	782	(22%)	1,290	1,833	(30%)
Other Equipment	323	163	98%	766	292	162%

Equipment	2,016	1,862	8%	4,211	4,187	1%

Total International	$5,933	$4,786	24%	$11,678	$9,857	18%

UNITS
WORLDWIDE
Sensors	1,331,000	1,124,000	18%	2,568,000	2,211,000	16%
Monitors	849	1,193	(29%)	1,807	2,045	(12%)
Modules (a)	1,056	1,294	(18%)	2,530	2,794	(9%)
Installed Base (b)				43,366	36,226	20%

DOMESTIC
Sensors	890,000	795,000	12%	1,741,000	1,584,000	10%
Monitors	498	825	(40%)	1,026	1,267	(19%)
Modules (a)	228	379	(40%)	629	566	11%
Installed Base (b)				25,723	22,081	16%

INTERNATIONAL
Sensors	441,000	329,000	34%	827,000	627,000	32%
Monitors	351	368	(5%)	781	778	0%
Modules (a)	828	915	(10%)	1,901	2,228	(15%)
Installed Base (b)				17,643	14,145	25%

(a)	Represents module shipments to OEM customers

(b)	Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
UNAUDITED RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
GAAP costs of revenue	$5,767	$5,411	$11,846	$10,757
Stock-based compensation expense	(141)	(106)	(286)	(211)

Non-GAAP costs of revenue	$5,626	$5,305	$11,560	$10,546

GAAP gross profit margin	$20,874	$17,220	$38,914	$33,762
Stock-based compensation expense	141	106	286	211

Non-GAAP gross profit margin	$21,015	$17,326	$39,200	$33,973

GAAP profit margin percent	78.4%	76.1%	76.7%	75.8%
Stock-based compensation expense	—	—	—	—
Non-GAAP profit margin percent	78.9%	76.6%	77.2%	76.3%

GAAP product margin percent	75.0%	74.5%	74.0%	74.2%
Stock-based compensation expense	—	—	—	—
Non-GAAP product margin percent	75.6%	75.0%	74.6%	74.7%

GAAP research and development expenses	$4,194	$3,568	$8,414	$7,215
Stock-based compensation expense	(490)	(373)	(1,014)	(743)

Non-GAAP research and development expenses	$3,704	$3,195	$7,400	$6,472

GAAP sales and marketing expenses	$10,199	$9,072	$20,244	$17,805
Stock-based compensation expense	(789)	(623)	(1,597)	(1,251)

Non-GAAP sales and marketing expenses	$9,410	$8,449	$18,647	$16,554

GAAP general and administrative expenses	$4,016	$3,203	$7,680	$6,141
Stock-based compensation expense	(717)	(551)	(1,457)	(1,089)

Non-GAAP general and administrative expenses	$3,299	$2,652	$6,223	$5,052

GAAP total operating expenses	$18,409	$15,843	$36,338	$31,161
Stock-based compensation expense	(1,996)	(1,547)	(4,068)	(3,083)

Non-GAAP total operating expenses	$16,413	$14,296	$32,270	$28,078

GAAP income from operations	$2,465	$1,377	$2,576	$2,601
Stock-based compensation expense	2,137	1,653	4,354	3,294

Non-GAAP income from operations	$4,602	$3,030	$6,930	$5,895

GAAP operating margin	9.3%	6.1%	5.1%	5.8%
Stock-based compensation expense	—	—	—	—
Non-GAAP operating margin	17.3%	13.4%	13.7%	13.2%

GAAP income before income tax	$3,370	$2,158	$4,462	$4,118
Stock-based compensation expense	2,137	1,653	4,354	3,294

Non-GAAP income before income tax	$5,507	$3,811	$8,816	$7,412

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
UNAUDITED RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES (CONT.)
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
GAAP income before taxes per diluted share	$0.15	$0.09	$0.20	$0.17
Stock-based compensation expense	0.09	0.07	0.19	0.14

Non-GAAP income before taxes per diluted share	$0.24	$0.16	$0.39	$0.31

GAAP income tax expense	$1,882	$33	$2,458	$56
Stock-based compensation expense	108	—	801	—

Non-GAAP income tax expense	$1,990	$33	$3,259	$56

GAAP effective income tax rate	56%	2%	55%	2%
Stock-based compensation expense	(20%)	(1%)	(18%)	(1%)

Non-GAAP effective income tax rate	36%	1%	37%	1%

GAAP net income	$1,488	$2,125	$2,004	$4,062
Stock-based compensation expense	2,029	1,653	3,553	3,294

Non-GAAP net income	$3,517	$3,778	$5,557	$7,356

GAAP diluted earnings per share	$0.07	$0.09	$0.09	$0.17
Stock-based compensation expense	0.08	0.07	0.15	0.14

Non-GAAP diluted earnings per share	$0.15	$0.16	$0.24	$0.31

Guidance for Q3 2007

GAAP net loss per diluted share	($0.01) – ($0.02)

Stock-based compensation expense	$0.07- $0.08

Non-GAAP net income per diluted share	$0.05 – $0.07

GAAP net loss before taxes per diluted share	($0.01) – ($0.03)

Stock-based compensation expense	$0.10 - $0.12

Non-GAAP net income before taxes per diluted share\	$0.09 - $0.11

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities (A)	$128,997	$55,017
Short-term portion of restricted cash	82	82
Accounts receivable, net	11,828	12,486
Current portion of investment in sales-type leases	1,521	1,493
Inventory, net	6,876	6,501
Deferred tax assets	1,844	1,844
Other current assets	2,478	2,157

Total current assets	153,626	79,580

Property and equipment, net	8,633	7,798
Long-term portion of restricted cash	929	929
Long-term marketable securities (A)	10,229	7,442
Long-term investment in sales-type leases	3,071	2,817
Deferred financing fees	4,451	—
Long-term deferred tax assets	24,027	26,398

Total assets	$204,966	$124,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$11,101	$10,353
Deferred revenue	65	1,865

Total current liabilities	11,166	12,218

Long-term portion of deferred revenue	56	3,498
Long-term debt	125,000	—
Stockholders’ equity	68,744	109,248

Total liabilities and stockholders’ equity	$204,966	$124,964

(A)	Investments with maturities beyond twelve months are included in long-term investments.